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                                                                     Exhibit 5.1


         [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI APPEARS HERE]


                                January 17, 2000


Efficient Networks, Inc.
4201 Spring Valley Road, Suite 1200
Dallas, TX 75244

RE:         REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

          We have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission (the "SEC") on January 10, 2000 (the "Registration Statement"), in connection with registration under the Securities Act of 1933, as amended, of up to 5,000,000 shares of your Common Stock and an over-allotment option granted to the underwriters of the offering to purchase up to 750,000 shares from you (collectively, the "Shares"). Of the Shares, we understand that up to 2,750,000 shares (including up to 750,000 shares that may be issued to cover the underwriters overallotment option) will be issued by you (the "Company Shares"), and the remaining shares will be sold by certain persons holding previously issued shares of your common stock (the "Selling Stockholder Shares").

          We understand that the Shares are to be sold to the underwriters of the offering for resale to the public as described in the Registration Statement. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Company Shares. We have also examined the actions taken in connection with the original issuance of the Selling Stockholder Shares.

          It is our opinion that, (1) the Company Shares, when issued and sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable and (2) the Selling Stockholder Shares have been legally issued and are fully paid and nonassessable.

          We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                   Very truly yours,

                                   WILSON SONSINI GOODRICH & ROSATI
                                   Professional Corporation

                                   /s/ WILSON SONSINI GOODRICH & ROSATI, P.C.